Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of May 28, 2009, among GRAHAM PACKAGING HOLDINGS COMPANY, a Pennsylvania limited partnership (“Holdings”), GRAHAM PACKAGING COMPANY, L.P., a Delaware limited partnership (the “Borrower”), GPC CAPITAL CORP. I, a Delaware corporation (the “Co-Borrower”), the Lenders from time to time party to the Credit Agreement referred to below, and DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, the Co-Borrower, the Lenders from time to time party thereto, and the Agents are parties to a Credit Agreement, dated as of October 7, 2004 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto wish to enter into certain agreements and amendments regarding the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.	Amendments to the Credit Agreement.

1. The definition of “ABR Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “B Term Loans,” appearing therein and inserting “Term Loans,” in lieu thereof.

2. The definition of “ABR Term Loan” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “any B Term Loan” appearing therein and inserting the text “any Term Loan” in lieu thereof.

3. The definition of “Alternate Base Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a Eurodollar Loan with a one-month interest period commencing on such day plus 1.0%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. For purposes of this definition, the Adjusted LIBO Rate shall be determined using the LIBO Rate as otherwise determined by the Administrative Agent in accordance with the definition of LIBO Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the LIBO Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or such Adjusted LIBO Rate, respectively.

4. The definition of “Applicable Percentage” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Applicable Percentage” of any Extending Revolving Credit Lender at any time shall mean the percentage of the Total Extending Revolving Credit Commitment represented by such Lender’s Extending Revolving Credit Commitment. In the event the Extending Revolving Credit Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Extending Revolving Credit Commitments most recently in effect, but giving effect to any assignments pursuant to Section 9.04.

5. The definition of “B Term Loans” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “or 2.23” appearing therein.

6. The definition of “Capital Expenditures” appearing in Section 1.01 of the Credit Agreement is hereby deleting the text “B Term Loans” appearing therein and inserting the text “Term Loans” in lieu thereof.

7. The definition of “Commitments” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Commitments” shall mean, with respect to any Lender, such Lender’s Non-Extending Revolving Credit Commitment, Extending Revolving Credit Commitment, B Term Loan Commitments, C Term Loan Commitments, Swingline Loan Commitment, Incremental C Term Loan Commitment or any combination thereof (as the context requires) and, with respect to any Fronting Bank, its Revolving L/C Commitment.

8. The definition of “Eurodollar Term Loan” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “any B Term Loan” appearing therein and inserting “any Term Loan” in lieu thereof.

9. The definition of “Excess Cash Flow” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “B Term Loans” appearing therein and inserting “Term Loans” in lieu thereof.

10. The definition of “Incremental Commitment Request Requirements” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Incremental Commitment Request Requirements” shall mean, with respect to any request for an Incremental C Term Loan Commitment made pursuant to Section 2.23, the satisfaction of each of the following conditions on the date of such request: (x) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental C Term Loan Commitments, as the case may be, then requested had been incurred, and the proposed Permitted Business Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of request) and all of the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and (y) if all of the proceeds of C Term Loans to be provided pursuant to the requested Incremental C Term Loan Commitment will not be used to repay outstanding B Term Loans, the Senior Secured Net Leverage Ratio on the last day of the Test Period most recently ended prior to the date of the request for Incremental C Term Loan Commitments, as the case may be, shall not exceed 4.50:1.00, with such calculation to be made on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental C Term Loan Commitments (in each case, assuming the full utilization thereof) had been incurred, and the proposed Permitted Business Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Business Acquisitions theretofore consummated after the first day of such Test Period) had occurred, on the first day of such Test Period.

11. The definition of “Lender Default” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Lender Default” shall mean (i) the wrongful refusal (which has not been retracted) of a Lender or the failure of such Lender to make available its portion of any Borrowing, to fund Refunded Swingline Loans or to fund its portion of any unreimbursed payment under Section 2.20(a)(iv), (ii) such Lender having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (iii) such Lender having notified the Administrative Agent, the Swingline Lender, any Fronting Bank and/or any Loan Party (x) that it does not intend to comply with its obligations under Sections 2.01(b) or (c) or 2.20 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section or (y) of the events described in preceding clause (ii); provided that, for purposes of (and only for purposes of) Section 2.01(c), Section 2.12(h), Section 2.20(a) and any documentation entered into pursuant to the Back-Stop Arrangements (and the term “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any Lender, (i) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Swingline Lender, any Fronting Bank or the Administrative Agent believes in good faith has occurred and is continuing, and (iv) the failure of such Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.20(a)(iv) or Section 2.20(a)(v) within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Lenders constituting the Majority Lenders with Extending Revolving Credit Commitments has or have, as applicable, funded its or their portion thereof.

12. The definition of “LIBO Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (i) the rate at which dollar deposits approximately equal in principal amount to the Administrative Agent’s portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., New York time, two Business Days prior to the commencement of such Interest Period and (ii) with respect to C Term Loans and Extending Revolving Loans only, 2.50%.

13. The definition of “LIBOR Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “B Term Loans and Revolving Loans” appearing therein and inserting the text “B Term Loans, C Term Loans, Non-Extending Revolving Loans and Extending Revolving Loans” in lieu thereof.

14. The definition of “Loans” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “B Term Loans,” appearing therein and inserting the text “Term Loans,” in lieu thereof.

15. The definition of “Permitted Cure Security” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “B Term Loan Maturity Date” appearing therein and inserting the text “the then latest Maturity Date” in lieu thereof.

16. The definition of “Permitted Refinancing Indebtedness” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of Holdings or a Subsidiary of Holdings issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), Indebtedness permitted by Sections 6.01(b) (only with respect to the B Term Loans outstanding on the Fourth Amendment Effective Date after giving effect to the conversions and repayments thereof pursuant to Section 2.01(e)), 6.01(j) or (p) (or previous refinancings thereof constituting Permitted Refinancing Indebtedness) of Holdings or such Subsidiary of Holdings, as the case may be, provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus, in the case of Sections 6.01(j) and (p), unpaid accrued interest and premium thereon), (ii) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (iii) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (iv) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security (except as otherwise expressly permitted herein), than the Indebtedness being Refinanced, (v) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced, (vi) such Indebtedness (other than Indebtedness permitted by Section 6.01(j)) shall not require any repayments of principal that are earlier than (x) any repayments that are required under the Indebtedness being Refinanced and (y) in the case of Indebtedness refinancing the Senior Notes, the B Term Loans or any refinancing in respect thereof, 90 days after the C Term Loan Maturity Date, (vii) in the case of Indebtedness permitted under Section 6.01(p), no Permitted Refinancing Indebtedness shall contain covenants, defaults or events of default that are materially more adverse to Holdings and its Subsidiaries, or the Lenders, than those contained in such Indebtedness being Refinanced and (viii) in the case of Indebtedness refinancing the B Term Loans or any refinancing thereof (but not for any other purpose), such Indebtedness may be secured by Liens on Collateral (but no other assets) that are pari passu to the Liens securing the Obligations; provided that such Indebtedness is subject to intercreditor arrangements that are in form and substance satisfactory to the Administrative Agent. Notwithstanding the foregoing, if any Permitted Refinancing Indebtedness is incurred to Refinance the Second-Lien Loans or any previous issue of Permitted Refinancing Indebtedness incurred pursuant to sub-clause (x) of Section 6.01(p), then unless such Permitted Refinancing Indebtedness is unsecured, each Loan Party, the Administrative Agent, the Collateral Agent and the administrative agent and collateral agent for such Permitted Refinancing Indebtedness shall enter into a new intercreditor agreement in the form of Exhibit I hereto, appropriately modified to reflect the new issue of Permitted Refinancing Indebtedness and with such other changes, if any, as may be satisfactory to the Administrative Agent and the Collateral Agent (with each such intercreditor agreement being herein called an “Additional Intercreditor Agreement”).

17. The definition of “Revolving Credit Borrowing” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Extending Revolving Credit Borrowings or Non-Extending Revolving Credit Borrowings, as the case may be.

18. The definition of “Revolving Credit Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Revolving Credit Commitment” shall mean, with respect to each Lender, its Non-Extending Revolving Credit Commitment (if any) and its Extending Revolving Credit Commitment (if any).

19. The definition of “Revolving Credit Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Revolving Credit Maturity Date” shall mean the Non-Extending Revolving Credit Maturity Date.

20. The definition of “Revolving L/C Exposure” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Revolving L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Payments that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Extending Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Revolving L/C Exposure at such time.

21. The definition of “Revolving Loans” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows.

“Revolving Loans” shall mean the Non-Extending Revolving Loans and the Extending Revolving Loans.

22. The definition of “Security Documents” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Security Documents” shall mean the Mortgages, the Security Agreement, the Pledge Agreement, and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11; provided, that any cash collateral or other agreements entered into pursuant to the Back-Stop Arrangements shall constitute “Security Documents” solely for purposes of (x) Section 3.02 and (y) the term “Loan Documents” as used in Sections 6.01(b), 6.02(b), 6.09 and 9.05.

23. The definition of “Senior Secured Net Leverage Ratio” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “Senior Secured Indebtedness” and inserting the text “Senior Secured Net Indebtedness” in lieu thereof.

24. The definition of “Special Capital Contributions” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “B Term Loans” appearing therein and inserting the text “Term Loans” in lieu thereof.

25. The definition of “Term Borrowing” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “or C Term Loans” immediately following the text “B Term Loans” appearing therein.

26. The definition of “Total Revolving Credit Commitment” appearing in Section 1.01 is hereby amended to read in its entirety as follows:

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Total Non-Extending Revolving Credit Commitment and the Total Extending Revolving Credit Commitment.

27. The definition of “Tranche” appearing in Section 1.01 is hereby amended to read in its entirety as follows:

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being five separate Tranches on the Fourth Amendment Effective Date, i.e., B Term Loans, C Term Loans, Non-Extending Revolving Loans, Extending Revolving Loans and Swingline Loans.

28. Section 1.01 of the Credit Agreement is hereby further amended by (i) deleting the definitions of “Incremental B Term Loan Commitment Agreement”, “Incremental B Term Loan Commitments”, “Incremental B Term Loan Lender”, “Incremental Revolving Credit Commitment Agreement”, “Incremental Revolving Credit Commitments”, “Incremental Revolving Lender” and “Third Amendment Mortgage Amendments” in their entirety and (ii) inserting the following new definitions in the appropriate alphabetical order:

“Aggregate Extending Percentage” shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is the Total Extending Revolving Credit Commitment and the denominator of which is the Total Revolving Credit Commitment.

“Aggregate Extending Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Extending Revolving Credit Exposures.

“Aggregate Non-Extending Percentage” shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is the Total Non-Extending Revolving Credit Commitment and the denominator of which is the Total Revolving Credit Commitment.

“Aggregate Non-Extending Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Non-Extending Revolving Credit Exposures.

“Available Extending Revolving Credit Commitments” shall mean, at any time, an amount equal to the excess, if any, of (i) the Total Extending Revolving Credit Commitment then in effect over (ii) the Aggregate Extending Revolving Credit Exposure at such time.

“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.

“B Term Loan Percentage” shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of B Term Loans then outstanding and the denominator of which is the sum of the aggregate principal amount of Term Loans then outstanding.

“Converting Letter of Credit” shall have the meaning provided in Section 2.20(a)(vii).

“C Term Borrowing” shall mean a Borrowing comprised of C Term Loans.

“C Term Loan Commitment” shall mean with respect to each Lender, the commitment of such Lender to make C Term Loans hereunder as set forth in Schedule 2.01.

“C Term Loan Installment Date” shall have the meaning provided in Section 2.11(a)(ii).

“C Term Loan Maturity Date” shall mean the earlier of (x) April 5, 2014 and (y) if the Senior Notes have not been repaid or refinanced in full on or before the 91st day prior to the stated maturity of the Senior Notes, the date which is 91 days prior to the stated maturity of the Senior Notes.

“C Term Loan Percentage” shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of C Term Loans then outstanding and the denominator of which is the sum of the aggregate principal amount of Term Loans then outstanding.

“C Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Sections 2.01(e) or 2.23.

“Extending Revolving Credit Borrowing” shall mean a Borrowing comprised of Extending Revolving Loans.

“Extending Revolving Credit Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01 directly below the column entitled “Extending Revolving Credit Commitment” or in the Assignment and Acceptance pursuant to which such Lender assumed its Extending Revolving Credit Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.09 and pursuant to assignments by such Lender pursuant to Section 9.04 (it being understood that on the Fourth Amendment Effective Date, each Lender with a Revolving Credit Commitment immediately prior to giving effect to the Fourth Amendment shall have the right, but not an obligation, to provide an Extending Revolving Commitment of up to 50% of such Lender’s Revolving Credit Commitment (as in effect immediately prior to giving effect to the Fourth Amendment); provided that if the Total Extending Revolving Credit Commitment is less than $125,000,000 on the Fourth Amendment Effective Date, then on or after the Fourth Amendment Effective Date one or more Lenders may provide additional Extending Revolving Credit Commitments in a manner as separately agreed to by the Borrower, the Administrative Agent and such Lender or Lenders; provided further, that (x) each Lender that provides an Extending Revolving Credit Commitment pursuant to the immediately preceding proviso shall execute and deliver a joinder to this Agreement in form and substance satisfactory to the Administrative Agent and (y) the Total Extending Revolving Credit Commitment shall not exceed $125,000,000 less the aggregate amount of any permanent reductions of the Total Extending Revolving Credit Commitment made in accordance with this Agreement prior to the provision of any additional Extending Revolving Credit Commitments pursuant to the immediately preceding proviso).

“Extending Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Extending

Revolving Loans of such Lender plus the amount at such time of such Lender’s Revolving L/C Exposure plus the amount at such time of such Lender’s Swingline Exposure.

“Extending Revolving Credit Lender” shall mean a Lender with an Extending Revolving Credit Commitment.

“Extending Revolving Credit Maturity Date” shall mean the earlier of (x) October 1, 2013 and (y) if the Senior Notes have not been repaid or refinanced in full on or before the 91st day prior to the stated maturity of the Senior Notes, the date which is 91 days prior to the stated maturity of the Senior Notes.

“Extending Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b)(ii). Each Extending Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

“Fourth Amendment” shall mean the Fourth Amendment to the Credit Agreement, dated as of May 28, 2009, among Holdings, the Borrower, the Co-Borrower, the Loan Parties, certain Lenders and the Administrative Agent.”

“Fourth Amendment Effective Date” shall have the meaning provided in the Fourth Amendment.

“Fourth Amendment Mortgage Amendments” shall have the meaning provided in Section 5.17.

“Incremental C Term Loan Commitment Agreement” shall mean an Incremental C Term Loan Commitment Agreement substantially in the form of Exhibit D (appropriately completed), with such revisions reasonably approved by the Administrative Agent, executed in accordance with Section 2.23.

“Incremental C Term Loan Commitments” shall mean, for any Lender, any commitment by such Lender to make C Term Loans as agreed to by such Lender in the Incremental C Term Loan Commitment Agreement delivered pursuant to Section 2.23.

“Incremental C Term Loan Lender” shall have the meaning provided in Section 2.23(b).

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 2.20(a)(ii).

“Maturity Date” shall mean the Non-Extending Revolving Credit Maturity Date, the Extending Revolving Credit Maturity Date, the B Term Loan Maturity Date or the C Term Loan Maturity Date as the context requires.

“Minimum Liquidity” shall mean, at any time, the sum of (i) unrestricted cash and cash equivalents (determined in accordance with GAAP) of the Borrower and its Subsidiaries at such time and (ii) the Available Extending Revolving Credit Commitments at such time.

“Non-Extending Revolving Credit Borrowing” shall mean a Borrowing comprised of Non-Extending Revolving Loans.

“Non-Extending Revolving Credit Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01 directly below the column entitled “Non-Extending Revolving Credit Commitment” or in the Assignment and Acceptance pursuant to which such Lender assumed its Non-Extending Revolving Credit Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.09 and pursuant to assignments by such Lender pursuant to Section 9.04 (it being understood that on the Fourth Amendment Effective Date, each Lender shall have a Non-Extending Revolving Credit Commitment (but not less than zero) equal to (i) its Revolving Credit Commitment as in effect immediately prior to giving effect to the Fourth Amendment minus (ii) such Lender’s Extending Revolving Credit Commitment (as in effect on the Fourth Amendment Effect Date) multiplied by 2).

“Non-Extending Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Non-Extending Revolving Loans of such Lender.

“Non-Extending Revolving Credit Lender” shall mean a Lender with a Non-Extending Revolving Credit Commitment.

“Non-Extending Revolving Credit Maturity Date” shall mean the sixth anniversary of the Closing Date.

“Non-Extending Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Sections 2.01(b)(i). Each Non-Extending Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

“Swingline Back-Stop Arrangements” shall have the meaning provided in Section 2.01(c)(vii).

“Term Loans” shall mean the B Term Loans, the C Term Loans and (without duplication) term loans of any other sub-Tranche made by the Lenders to the Borrower pursuant to Section 2.23.

“Total Extending Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Extending Revolving Credit Commitments, as in effect at such time.

“Total Non-Extending Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Non-Extending Revolving Credit Commitments, as in effect at such time.

29. Section 2.01(b) of the Credit Agreement is hereby amended in its entirety as follows:

“(b)(i) Subject to the terms and conditions and relying upon the representations and warranties of Holdings and the Borrower herein set forth, each Lender agrees,

severally and not jointly, to make Non-Extending Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the Non-Extending Revolving Credit Maturity Date and the termination of the Non-Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Non-Extending Revolving Credit Exposure at such time exceeding the Non-Extending Revolving Credit Commitment of such Lender at such time, as the same may be reduced from time to time pursuant to Section 2.09.

(ii) Subject to the terms and conditions and relying upon the representations and warranties of Holdings and the Borrower herein set forth (including, without limitation, Section 2.16(b)), each Lender agrees, severally and not jointly, to make Extending Revolving Loans to the Borrower, at any time and from time to time on or after the Fourth Amendment Effective Date, and until the earlier of the Extending Revolving Credit Maturity Date and the termination of the Extending Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Extending Revolving Credit Exposure at such time exceeding the Extending Revolving Credit Commitment of such Lender at such time, as the same may be reduced from time to time pursuant to Section 2.09.”

30. Section 2.01(c) of the Credit Agreement is hereby amended in its entirety as follows:

“(c)(i) The Swingline Lender hereby agrees, subject to the terms and conditions and relying upon the representations and warranties of Holdings and the Borrower herein set forth, and subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Extending Revolving Credit Commitments available to the Borrower from time to time during the period from the Closing Date through and excluding the earlier of the Extending Revolving Credit Maturity Date and the termination of the Extending Revolving Credit Commitments in an aggregate principal amount not to exceed the Swingline Loan Commitment, by making Swingline Loans to the Borrower. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender’s outstanding Extending Revolving Loans, Extending Revolving L/C Exposure and outstanding Swingline Loans, may exceed the Swingline Lender’s Extending Revolving Credit Commitment. The original amount of the Swingline Loan Commitment is $30,000,000. The Swingline Loan Commitment shall expire on the date the Extending Revolving Credit Commitments are terminated and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. The Borrower shall give the Swingline Lender telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by telecopy) not later than 12:00 (noon), New York City time, on the day of a proposed borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan.

(ii) In no event shall (A) the aggregate principal amount of Swingline Loans outstanding at any time exceed the aggregate Swingline Loan Commitment in effect at such time, (B) the Aggregate Extending Revolving Credit Exposure at any time exceed the Total Extending Revolving Credit Commitment at such time or (C) the aggregate Swingline Loan Commitment exceed at any time the Total Extending Revolving Credit Commitment in effect at such time. Swingline Loans may only be made as ABR Loans.

(iii) With respect to any Swingline Loans that have not been voluntarily prepaid by the Borrower, the Swingline Lender (by request to the Administrative Agent) or Administrative Agent at any time may, in its sole discretion, on one Business Day’s notice, require each Extending Revolving Credit Lender, including the Swingline Lender, and each such Lender hereby agrees, subject to the provisions of this Section 2.01(c), to make an Extending Revolving Loan (which shall be funded as an ABR Loan) in an amount equal to such Lender’s Applicable Percentage of the amount of the Swingline Loans (“Refunded Swingline Loans”) outstanding on the date notice is given which the Swingline Lender requests the Lenders to prepay.

(iv) In the case of Extending Revolving Loans made by Lenders other than the Swingline Lender under the immediately preceding paragraph (iii), each such Lender shall make the amount of its Extending Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at 60 Wall Street, New York, New York, not later than 1:00 p.m., New York City time, on the Business Day next succeeding the date such notice is given. The proceeds of such Extending Revolving Loans shall be immediately delivered to the Swingline Lender (and not to the Borrower) and applied to repay the Refunded Swingline Loans. On the day such Extending Revolving Loans are made, the Swingline Lender’s Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of an Extending Revolving Loan made by the Lenders and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as an Extending Revolving Loan of the respective Lenders. The Borrower authorizes the Administrative Agent and the Swingline Lender to charge the Borrower’s account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17. Subject to the compliance by the Swingline Lender with the provisions of subparagraph (vii) below, each Lender’s obligation to make the Extending Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or a Default; (C) any adverse change in the condition (financial or otherwise) of Holdings or any of its Subsidiaries; (D) any breach of this Agreement by Holdings, the Borrower or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this Section 2.01(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(v) A copy of each notice given by the Swingline Lender or the Administrative Agent pursuant to this Section 2.01(c) shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Borrower. Upon the making of an Extending Revolving Loan by a Lender pursuant to this Section 2.01(c), the amount so funded shall no longer be owed in respect of Swingline Loans.

(vi) To the extent any Swingline Loans are outstanding on any date when one of the events described in Section 7.01(h) or (i) shall have occurred, each Extending Revolving Credit Lender will, on such date, purchase an undivided participating interest in the Refunded Swingline Loans (determined as if the notice specified in clause (c)(iii) of this Section 2.01 had in fact been given with respect to all then outstanding Swingline Loans) in an amount equal to its Applicable Percentage of such Refunded Swingline Loans. Upon one Business Day’s notice from the Swingline Lender, each Extending Revolving Credit Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each Extending Revolving Credit Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Extending Revolving Credit Lender fails to make available to the Swingline Lender the amount of such Extending Revolving Credit Lender’s participation as provided in this Section 2.01(c), the Swingline Lender shall be entitled to recover such amount on demand from such Extending Revolving Credit Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate plus the ABR Margin then in effect for Extending Revolving Loans as set forth on Schedule A.

(vii) Notwithstanding anything to the contrary contained in this Section 2.01(c), (A) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when the Swingline Lender is aware that the conditions to the making of such Swingline Loan set forth in Section 4.01 have not been satisfied unless such conditions shall have been waived in accordance with this Agreement, (B) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to an Extending Revolving Credit Lender unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to each Defaulting Lender’s participation in such Swingline Loans (which arrangements are hereby consented to by the Lenders), including by cash collateralizing such Defaulting Lender’s Applicable Percentage of the outstanding Swingline Loans (such arrangements, the “Swingline Back-Stop Arrangements”), and (C) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Loan Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (x) of rescission of all such notices from the party or parties originally delivering such notice or notices or (y) of the waiver of such Default or Event of Default by the Required Lenders.”

31. Section 2.01(d) of the Credit Agreement is hereby amended in its entirety as follows:

“(d) Within the limits set forth in paragraphs (b) and (c) above, the Borrower may borrow, pay or prepay (including pursuant to a refinancing permitted by Section 2.02(f)) and reborrow Non-Extending Revolving Loans on and after the Closing Date and prior to the Non-Extending Revolving Credit Maturity Date and Extending Revolving Loans and Swingline Loans on or after the Fourth Amendment Effective Date and prior to the Extending Revolving Credit Maturity Date, in each case, subject to the terms, conditions and limitations set forth herein. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.”

32. Section 2.01 of the Credit Agreement is hereby further amended by inserting the following new clauses (e) and (f) at the end thereof:

“(e) Subject to the terms and conditions and relying upon the representations and warranties of Holdings and the Borrower herein set forth, each Lender agrees, severally and not jointly to make a C Term Loan to the Borrower in a principal amount not to exceed the C Term Loan Commitment set forth opposite its name on Schedule 2.01, which C Term Loans shall be incurred by the Borrower on the Fourth Amendment Effective Date and shall be funded by converting the then outstanding B Term Loans of such Lender (up to the amount of its C Term Loan Commitment) into C Term Loans. The Borrower shall, on the Fourth Amendment Effective Date, pay all amounts owing under Section 2.15(c) as a result of the repayment or conversion of B Term Loans as required above in this Section 2.01(e) and shall designate in the relevant Borrowing Request whether each Borrowing of C Term Loans will be maintained as a Eurodollar Loan or an ABR Loan and, if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided that the Borrower may elect, for any Borrowing of C Term Loans, to continue one or more Interest Periods (not to exceed the principal amount of the respective Borrowing of B Term Loans converted plus any additions to the respective Borrowing pursuant to following clause (y)) that apply to the B Term Loans converted as Interest Periods (until the end thereof) applicable to the C Term Loans incurred on the Fourth Amendment Effective Date which shall be subject to the same Adjusted LIBO Rate (as previously calculated prior to the Fourth Amendment Effective Date), but with any adjustment to the Adjusted LIBO Rate as required by clause (ii) of the definition of LIBO Rate being immediately made and with the LIBOR Margin provided herein.

(f) On the Fourth Amendment Effective Date, the Borrower shall, in coordination with the Administrative Agent, repay outstanding Non-Extending Revolving Loans and/or Extending Revolving Loans of certain of the Lenders with a Non-Extending Revolving Credit Commitment or Extending Revolving Credit Commitment, as applicable, and incur additional Non-Extending Revolving Loans and/or Extending Revolving Loans from certain other Lenders with a Non-Extending Revolving Credit Commitment and/or Extending Revolving Credit Commitment, in each case to the extent necessary so that (i) all of the Lenders participate in each outstanding Borrowing of Non-Extending Revolving Loans and Extending Revolving Loans pro rata within each Tranche on the basis of their respective Non-Extending Revolving Credit Commitments or Extending Revolving Credit Commitments (after giving effect to any increase in the Total Extending Revolving Credit Commitment and decrease in the Total Non-Extending Revolving Credit Commitment pursuant to the Fourth Amendment) and (ii) no Non-Extending Revolving Loans are outstanding unless the Aggregate Extending Revolving Credit Exposure equals the Total Extending Revolving Commitment. On each other date on which the Total Extending Revolving Credit Commitment is increased in accordance with the terms of this Agreement, the Borrower shall, in coordination with the Administrative Agent, repay outstanding Extending Revolving Loans of certain of the Lenders with an Extending Revolving Credit Commitment and incur additional Extending Revolving Loans from certain other Lenders with an Extending Revolving Credit Commitment, to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Extending Revolving Loans pro rata on the basis of their respective Extending Revolving Credit Commitments (after giving effect to any increase in the Total Extending Revolving Credit Commitment pursuant to this Agreement).”

33. Section 2.02(a) of the Credit Agreement is hereby amended by inserting the text “Extending” immediately prior to the text “Revolving Loans” appearing therein.

34. Section 2.02(e) of the Credit Agreement is hereby amended by deleting the text “B Term Loan Maturity Date or Revolving Credit Maturity Date” appearing therein and inserting the text “applicable Maturity Date for such Tranche” in lieu thereof.

35. Section 2.02(f) of the Credit Agreement is hereby amended by inserting the text “of the same Tranche” immediately following the text “another Revolving Credit Borrowing” appearing in the first sentence thereof.

36. Section 2.03 of the Credit Agreement is hereby amended by inserting the text “which Tranche of Loans is being requested,” immediately prior to the text “and whether such Borrowing is to be a Eurodollar Borrowing” appearing in clause (i) thereof.

37. Section 2.04(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a) The outstanding principal balance of each Loan shall be payable (i) in the case of a Term Loan, as provided in Section 2.11, (ii) in the case of a Non-Extending Revolving Loan, on the Non-Extending Revolving Credit Maturity Date and (iii) in the case of an Extending Revolving Loan or a Swingline Loan, on the Extending Revolving Credit Maturity Date. Each Loan shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06.”

38. Section 2.05(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a) The Borrower agrees to pay a commitment fee (a “Commitment Fee”) (i) to each Non-Extending Revolving Credit Lender (other than any Defaulting Lender), through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Non-Extending Revolving Credit Commitments of all the Lenders shall be terminated as provided herein on the average daily unused amount of the Non-Extending Revolving Credit Commitments of such

Lender during the preceding quarter (or other period ending with the date on which the last of the Non-Extending Credit Commitments of such Lender shall be terminated) at a rate equal to 0.50% per annum and (ii) to each Extending Revolving Credit Lender (other than any Defaulting Lender), through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Extending Revolving Credit Commitments of all the Lenders shall be terminated as provided herein on the average daily unused amount of the Extending Revolving Credit Commitments of such Lender during the preceding quarter (or other period ending with the date on which the last of the Extending Credit Commitments of such Lender shall be terminated) at a rate equal to 0.75% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Extending Revolving Credit Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Extending Revolving Credit Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Non-Extending Revolving Credit Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Non-Extending Revolving Credit Commitments of such Lender shall be terminated as provided herein and the Commitment Fee due to each Extending Revolving Credit Lender shall commence to accrue on the Fourth Amendment Effective Date and shall cease to accrue on the date on which the last of the Extending Revolving Credit Commitments of such Lender shall be terminated as provided herein.”

39. Section 2.05(b) of the Credit Agreement is hereby restated in its entirety as follows:

“(b) The Borrower from time to time agrees to pay (i) to each Extending Revolving Credit Lender (other than any Defaulting Lender), through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Extending Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, a fee (an “L/C Participation Fee”) on such Lender’s Applicable Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Payments), during the preceding quarter (or shorter period commencing with the date hereof or ending with the Extending Revolving Credit Maturity Date or the date on which the Extending Revolving Credit Commitments shall be terminated) at the rate per annum equal to the LIBOR Margin effective for each day in such period for Extending Revolving Loans as set forth on Schedule A and (ii) to the respective Fronting Bank, for its own account, (x) on the last day of March, June, September and December of each year and on the date on which the Extending Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, a facing fee in respect of each Letter of Credit issued for its account hereunder for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily stated amount of such Letter of Credit; provided that in no event shall the annual amount of such facing fee with respect to any Letter of Credit be less than $500, plus, (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Payment thereunder, such Fronting Bank’s customary documentary and processing charges (collectively, the “Fronting Bank Fees”). All L/C

Participation Fees and Fronting Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.”

40. Section 2.07 of the Credit Agreement is hereby amended by inserting the text “Extending” immediately prior to the text “Revolving Loans maintained as ABR Revolving Loans” appearing therein.

41. Section 2.09(a)(i) of the Credit Agreement is hereby amended by deleting the last sentence thereof and inserting the following two new sentences in lieu thereof:

“The C Term Loan Commitments shall be automatically and permanently reduced on the Fourth Amendment Effective Date by the aggregate principal amount of C Term Loans incurred on such date. In addition, the C Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Fourth Amendment Effective Date. The Total Non-Extending Revolving Credit Commitment shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Non-Extending Revolving Credit Maturity Date and the Total Extending Revolving Credit Commitment shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Extending Revolving Credit Maturity Date.

42. Section 2.09(b) of the Credit Agreement is hereby amended by (i) deleting the text “or the Revolving Credit Commitments” and inserting the text “, the Extending Revolving Credit Commitments or the Non-Extending Revolving Credit Commitments” in lieu thereof and (ii) deleting the text “and (ii)” appearing therein and inserting the following new text in lieu thereof:

“, (ii) the Total Non-Extending Revolving Credit Commitment shall not be reduced to an amount that is less than the Non-Extending Revolving Credit Exposure at the time, (iii) the Total Extending Revolving Credit Commitment shall not be reduced to an amount that is less than the Extending Revolving Credit Exposure at the time and (iv)”.

43. Section 2.10(vii) of the Credit Agreement is hereby restated in its entirety as follows:

“(vii) (a) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a B Term Loan Installment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings made pursuant to the same Commitments with Interest Periods ending on or prior to such B Term Loan Installment Date and (B) the ABR Term Borrowings made pursuant to the same Commitments would not be at least equal to the principal amount of Term Borrowings made pursuant to the same Commitments to be paid on such B Term Loan Installment Date and (b) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a C Term Loan Installment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings made pursuant to the same Commitments with Interest Periods ending on or prior to such C Term Loan Installment Date and (B) the ABR Term Borrowings made pursuant to the same Commitments would not be at least equal to the principal amount of Term Borrowings made pursuant to the same Commitments to be paid on such C Term Loan Installment Date;”

44. Section 2.11 of the Credit Agreement is hereby restated in its entirety as follows:

“SECTION 2.11. Repayment of B Term Borrowings and C Term Borrowings. (a) (i) The B Term Borrowings shall be payable as to principal in the amounts and on the dates set forth below (each such date being called a “B Term Loan Installment Date”):

Date	B Term Loan Amount
June 30, 2007	$4,687,500
September 30, 2007	$4,687,500
December 31, 2007	$4,687,500
March 31, 2008	$4,687,500
June 30, 2008	$4,687,500
September 30, 2008	$4,687,500
December 31, 2008	$4,687,500
March 31, 2009	$4,687,500
June 30, 2009	$4,687,500
September 30, 2009	$4,687,500
December 31, 2009	$4,687,500
March 31, 2010	$4,687,500
June 30, 2010	$4,687,500
September 30, 2010	$4,687,500
December 31, 2010	$4,687,500
March 31, 2011	$4,687,500
June 30, 2011	$4,687,500
September 30, 2011	$4,687,500
B Term Loan Maturity Date	$1,790,625,000

; notwithstanding the foregoing, all then outstanding principal of the B Term Loans shall be due and payable on the B Term Loan Maturity Date (even if same occurs prior to one or more of the dates set forth in the table above).

(ii) The C Term Borrowings shall be payable as to principal (i) on the last day of each fiscal quarter of the Borrower (each such date being called a “C Term Loan Installment Date”), in an amount equal to 0.25% of the initial aggregate amount of C Term Loans incurred on the Fourth Amendment Effective Date and (ii) on the C Term Loan Maturity Date, in an amount equal to the remaining aggregate principal amount of all C Term Loans incurred on the Fourth Amendment Effective Date. Notwithstanding the foregoing, all then outstanding principal of the C Term Loans shall be due and payable on the C Term Loan Maturity Date. In the event that on any date after the Fourth Amendment Effective Date C Term Loans are incurred pursuant to the provisions of Section 2.23 (other than C Term Loans that are deemed to be part of a separate sub-Tranche of C Term Loans hereunder and which will have a different amortization schedule and/or final maturity), an amount equal to the aggregate principal amount of the C Term Loans so incurred on such date pursuant to Section 2.23 shall be applied to increase the amounts due on each then remaining C Term Loan Installment Date on a pro rata basis (based upon the then remaining principal amounts due on each C Term Loan Installment Date after giving effect to all prior reductions thereto).

(b) With respect to each repayment of Loans required by this Section 2.11 or made pursuant to the following Section 2.12, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Borrowings, the specific Borrowing or Borrowings to be repaid, provided that: (i) repayments of Eurodollar Borrowings which are not made on the last day of an Interest Period applicable thereto shall be required to be accompanied by the payment of all related amounts owing pursuant to Section 2.15; (ii) if any repayment of any Eurodollar Borrowing shall reduce the outstanding amount of such Borrowing to an amount less than the minimum Borrowing amount applicable thereto pursuant to Section 2.02(a), such Borrowing shall be converted at the end of the then current Interest Period into an ABR Borrowing; (iii) except as provided in Section 2.01(e) with respect to the repayment or conversion of B Term Loans on the Fourth Amendment Effective Date, each repayment of Loans made pursuant to a Borrowing shall be applied pro rata among such Loans of all Lenders; (iv) repayments of Term Loans pursuant to Section 2.12(c) and (d) shall be applied pro rata to the B Term Loan Tranche and C Term Loan Tranche based on the B Term Loan Percentage and the C Term Loan Percentage, and (v) repayments of Term Loans pursuant to Section 2.12(a) shall be allocated among the Tranches of Term Loans as directed by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(c) All prepayments of B Term Loans made pursuant to Sections 2.12(a), (c) and (d) (including the prepayments and conversions of the B Term Loans on the Fourth Amendment Effective Date required pursuant to Section 2.01(e)) shall (i) first reduce the scheduled payments required under paragraph (a) above, of the B Term Loans required to be repaid after the date of such prepayment, on a pro rata basis and (ii) second, if prior to the B Term Loan Commitment Termination Date, to the extent in excess of the amounts required to be applied pursuant to the preceding subclause (i) to reduce the B Term Loan Commitments of the Lenders on a pro rata basis. To the extent not previously paid, all B Term Borrowings shall be due and payable on the B Term Loan Maturity Date. Each payment of Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

(d) All prepayments of C Term Loans made pursuant to Sections 2.12(a), (c) and (d) shall reduce the scheduled payments required under paragraph (a) above, of the C Term Loans required to be repaid after the date of such prepayment, on a pro rata basis. To the extent not previously paid, all C Term Borrowings shall be due and payable on the C Term Loan Maturity Date. Each payment of Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.”

45. Section 2.12(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ (or, in the case of a prepayment of ABR Loans, one Business Day’s) prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, before 11:00 a.m., New York City time; provided, however, that (i) each partial prepayment (other than of a Swingline Loan) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the aggregate outstanding amount under the applicable Tranche), (ii) each prepayment of Term Borrowings shall be applied as set forth in paragraphs (b), (c) and (d) of Section 2.11 and (iii) each prepayment of Revolving Credit Borrowings shall be applied first to the Non-Extending Revolving Loans and second, to the extent there are no Non-Extending Revolving Loans outstanding, to the Extending Revolving Loans; provided that (x) prepayments may be applied first to the Extending Revolving Loans and second to the Non-Extending Revolving Loans if, after giving effect to such prepayments and the issuance of any Letter of Credit in respect of any Letter of Credit Request delivered by the Borrower on or prior to the date of such prepayment, the Extending Revolving Loan Tranche is fully utilized and (y) if an Event of Default has occurred and is continuing at the time of such prepayment, then such prepayment of Revolving Credit Borrowings shall be applied to each Tranche of Revolving Loans on a pro rata basis.”

46. Section 2.12(b) of the Credit Agreement is hereby restated in its entirety as follows:

“(b) In the event of any termination in full of the Revolving Credit Commitments, the Borrower shall on the date of such termination repay or prepay all its outstanding Swingline Loans and Revolving Credit Borrowings, reduce the Revolving L/C Exposure to zero and cause all Letters of Credit to be canceled and returned to the respective Fronting Bank. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower, the Swingline Lender and the Revolving Credit Lenders of the Aggregate Extending Revolving Credit Exposure and the Aggregate Non-Extending Revolving Credit Exposure, (ii) if the Aggregate Non-Extending Revolving Credit Exposure would exceed the Total Non-Extending Revolving Credit Commitment after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Non-Extending Revolving Credit Borrowings in an aggregate amount sufficient to eliminate such excess and (iii) if the Aggregate Extending Revolving Credit Exposure would exceed the Total Extending Revolving Credit Commitment after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Swingline Loans and Extending Revolving Credit Borrowings, or reduce the Revolving L/C Exposure, in an aggregate amount sufficient to eliminate such excess.”

47. Section 2.12(c) of the Credit Agreement is hereby amended by deleting the text “paragraphs (b) and (c) of Section 2.11” and inserting the text “paragraphs (b), (c) and (d) of Section 2.11” in lieu thereof.

48. Section 2.12(d) of the Credit Agreement is hereby amended by deleting the text “(b) and (c) of Section 2.11” appearing therein and inserting the text “(b), (c) and (d) of Section 2.11” in lieu thereof.

49. Section 2.12(e) of the Credit Agreement is hereby restated in its entirety as follows:

“(e) In addition to any other mandatory prepayments pursuant to this Section 2.12, on each date after the Closing Date upon which a mandatory prepayment of Term Loans pursuant to Section 2.12(c) and/or (d) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the amount required to be applied pursuant to this Section 2.12 (determined as if an unlimited amount of Term Loans were actually outstanding) in excess of the aggregate principal amount of Term Loans then outstanding shall be applied to permanently reduce the Revolving Credit Commitments of the Lenders on a pro rata basis based on the Aggregate Non-Extending Percentage and the Aggregate Extending Percentage; provided, that if any amount arising from a mandatory prepayment which would otherwise have been required pursuant to Section 2.12(d) is instead applied to permanently repay Second-Lien Loans (or then outstanding Permitted Refinancing Indebtedness incurred pursuant to sub-clause (x) of Section 6.01(p)), then the amount so applied shall not be required to be used to reduce Revolving Credit Commitments as otherwise required by the preceding provisions of this clause (y), and to make any repayments required pursuant to the second sentence of Section 2.12(b) as a result of any reduction to the Revolving Credit Commitments pursuant to preceding clause (y).”

50. Section 2.12 of the Credit Agreement is hereby further amended by inserting the following new clauses (h) at the end thereof:

“(h) If any Lender becomes a Defaulting Lender at any time that any Letter of Credit issued by any Fronting Bank is outstanding, the Borrower shall enter into the applicable Letter of Credit Back-Stop Arrangements with such Fronting Bank no later than 10 Business Days after the date such Lender becomes a Defaulting Lender.”

51. Section 2.16 of the Credit Agreement is hereby amended by (i) inserting the text “(a)” at the beginning thereof, (ii) deleting the text “Section 2.14” appearing therein and inserting the text “Sections 2.01(e) and 2.14” in lieu thereof, (iii) deleting the text “or the Revolving Credit Commitments” appearing therein and inserting the text “, C Term Loan

Commitments, Non-Extending Revolving Credit Commitments and Extending Revolving Credit Commitments” in lieu thereof and (iv) inserting the following new clause (b) immediately following clause (a) thereof:

“(b) No Non-Extending Revolving Loans may be incurred unless after giving effect thereto and the application of the proceeds therefrom, the Extending Revolving Loan Tranche is fully utilized (after giving effect to the issuance of any Letter of Credit in respect of any Letter of Credit Request delivered by the Borrower on or prior to any date of incurrence of Non-Extending Revolving Loans).”

52. Section 2.17 of the Credit Agreement is hereby amended by deleting the text “Each Lender agrees” and inserting the text “Except to the extent that non-pro rata payments are otherwise provided for in this Agreement, each Lender agrees” in lieu thereof.

53. Section 2.20(a)(i) of the Credit Agreement is hereby amended by (i) inserting the text “Extending” immediately preceding the text “Revolving Credit Commitments” appearing therein and (ii) inserting the text “Extending” immediately prior to the text “Revolving Credit Maturity Date” appearing therein.

54. Section 2.20(a)(ii) of the Credit Agreement is hereby amended by deleting the last sentence thereof and inserting the following text in lieu thereof:

“Each Letter of Credit shall be issued or amended subject to the terms and conditions and relying on the representations and warranties of Holdings and the Borrower set forth herein, and in any case only if, and upon issuance or amendment of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance or amendment the Aggregate Extending Revolving Credit Exposure shall not exceed the Total Extending Revolving Credit Commitment in effect at such time. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to any Lender, no Fronting Bank shall be required to issue, renew, extend or amend any Letter of Credit, unless such Fronting Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Fronting Bank’s risk with respect to each Defaulting Lender’s participation in Letters of Credit issued by such Fronting Bank (which arrangements are hereby consented to by the Lenders), including by cash collateralizing each Defaulting Lender’s Applicable Percentage of the Revolving L/C Exposure with respect to such Letters of Credit (such arrangements, the “Letter of Credit Back-Stop Arrangements”).”

55. Section 2.20(a)(iii) of the Credit Agreement is hereby amended by (i) inserting the text “Extending” immediately prior to each occurrence of the text “Revolving Credit Maturity Date” appearing therein and (ii) inserting the text “or the Aggregate Extending Revolving Credit Exposure exceeding the Total Extending Revolving Credit Commitment in effect at such time” immediately prior to the period at the end of the first sentence thereof.

56. Section 2.20(a)(iv) of the Credit Agreement is hereby restated in its entirety as follows:

“(iv) Participations. By the issuance of a Letter of Credit and without any further action on the part of such Fronting Bank or the Extending Revolving Credit

Lenders, such Fronting Bank will grant to each Extending Revolving Credit Lender, and each such Lender will acquire from such Fronting Bank, a participation in such Letter of Credit equal to such Extending Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Extending Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Fronting Bank, such Extending Revolving Credit Lender’s Applicable Percentage of each L/C Payment made by such Fronting Bank under such Letter of Credit and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) on or before the next Business Day as provided in paragraph (v) below. Each Extending Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever, provided that nothing in this Agreement shall be construed to excuse any Fronting Bank from liability to the Extending Revolving Credit Lenders caused by the gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of such Fronting Bank. The Existing Letters of Credit shall, for the purposes of this Section 2.20(a)(iv) and Section 2.05(b), be deemed to have been issued hereunder on the Closing Date.”

57. Section 2.20(a)(v) of the Credit Agreement is hereby amended by (i) inserting the text “Extending” immediately preceding the text “Revolving Credit Borrowing” appearing therein, (ii) deleting the text “Revolving Credit Loans” appearing therein and inserting the text “Extending Revolving Loans” in lieu thereof, (iii) inserting the text “Extending” immediately preceding each occurrence of the text “Revolving Credit Lenders” appearing therein and (iv) inserting the text “Extending” immediately preceding the text “Revolving Credit Lender makes any payment” appearing in the last sentence thereof.

58. Section 2.20(a) is hereby further amended by inserting the following new sub-clause immediately following sub-clause (vi) thereof:

“(vii) It is acknowledged and agreed that, from and after the Fourth Amendment Effective Date, with respect to each of the Letters of Credit which were issued under this Agreement prior to the Fourth Amendment Effective Date and which remain outstanding on the Fourth Amendment Effective Date (each such Letter of Credit, a “Converting Letter of Credit” and, collectively, the “Converting Letters of Credit”) and any related Unpaid Drawings there shall be an automatic adjustment to the participations held by each Lender thereunder pursuant to this Section 2.20(a)(vii), so that the undivided participation and interest of the Lenders in each such Converting Letter of Credit and any related Unpaid Drawing is deemed to be made in respect of the Extending Revolving Credit Commitments as if such Converting Letter of Credit were made on or after the Fourth Amendment Effective Date.”

59. Section 2.20(c) of the Credit Agreement is hereby amended by inserting the text “Extending” immediately prior to the text “Revolving Credit Lender” appearing therein.

60. Section 2.20(g) of the Credit Agreement is hereby amended by (i) inserting the text “Extending” immediately preceding each occurrence of the text “Revolving Credit Commitments” appearing therein, (ii) inserting the text “Extending” immediately preceding each occurrence of the text “Revolving Credit Lenders” appearing therein.

61. Section 2.21(a) of the Credit Agreement is hereby amended by inserting the text “Extending” immediately preceding the text “Revolving Credit Commitment” appearing therein.

62. Section 2.22 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and inserting the text “[Reserved.]” in lieu thereof.

63. Section 2.23 of the Credit Agreement is hereby restated in its entirety as follows:

“SECTION 2.23. Incremental C Term Loan Commitments.

(a) So long as the Incremental Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.23 and with the consent of the Administrative Agent, such consent not to be unreasonably withheld, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Fourth Amendment Effective Date and prior to the date which is 12 months prior to the C Term Loan Maturity Date, that one or more Lenders (and/or one or more other persons which will become Lenders as provided below) provide Incremental C Term Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make C Term Loans pursuant thereto to the Borrower; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental C Term Loan Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental C Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental C Term Loan Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.23, such Lender shall not be obligated to fund any C Term Loans, (ii) any Lender (including any person who will become a Lender) may so provide an Incremental C Term Loan Commitment without the consent of any other Lender, (iii) the provision of Incremental C Term Loan Commitments pursuant to this Section 2.23 shall be in a minimum aggregate amount (for all Lenders (including any person who will become a Lender)) of at least $10,000,000 and in integral multiples of $1,000,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limitation set forth in sub-clause (iv) of this Section 2.23(a), (iv) the aggregate amount of all Incremental C Term Loan Commitments provided pursuant to this Section 2.23 from and after the Fourth Amendment Effective Date (other than Incremental C Term Loan Commitments to the extent the proceeds of the C Term Loans provided pursuant to such Incremental C Term Loan Commitments are used to repay outstanding principal of B Term Loans) shall not exceed $300,000,000; provided that the proceeds of C Term Loans provided pursuant to any Incremental C Term Loan Commitment shall not be used to repay, prepay, redeem or acquire for value the Senior Notes, any Permitted Refinancing Indebtedness issued in respect thereof or any prior refinancing in respect thereof unless (x) the Senior Secured Net Leverage Ratio on the last day of the Test Period most recently ended prior to the date of such incurrence shall not exceed 3.75:1.00, with such calculation to be made on a Pro Forma Basis, as if the relevant C Term Loans to be made pursuant to such Incremental C Term Loan Commitments (in each case, assuming the full utilization thereof) had been incurred, and the repayment, prepayment, redemption or acquisition for value to be financed with the proceeds of such C Term Loans (as well as other repayments, prepayments, redemptions or acquisitions for value of the Senior Notes theretofore consummated after the first day of such Test Period) had occurred, prior to the end of such Test Period and (y) after giving effect to such repayment, prepayment, redemption or acquisition for value, Minimum Liquidity is greater than $75,000,000, (v) any upfront facility fees, original issue discount, interest rate bench mark floors, prepayment fees, LIBOR Margin and/or ABR Margin applicable to any C Term Loans provided pursuant to an Incremental C Term Loan Commitment shall be determined by the Borrower and the Lenders providing such Incremental C Term Loan Commitment, (vi) in the event that the effective spread over LIBO/Alternate Base Rate (taking into account any upfront facility fees, original issue discount, interest rate bench mark floors or prepayment fees and with such factors to be equated to interest rates in a manner determined by the Administrative Agent and consistent with generally accepted financial practices, based on, where applicable, a remaining life-to-maturity of the lesser of four years and the remaining life-to-maturity of such incremental C Term Loans) of the C Term Loans provided pursuant to such Incremental C Term Loan Commitment exceeds by more than 25 basis the effective spread over LIBO/Alternate Base Rate then in effect for the C Term Loans or the Extending Revolving Loans that are outstanding (or which would be outstanding if any Extending Revolving Credit Commitments then in effect were drawn upon) immediately prior to giving effect to the incurrence of such C Term Loans, the LIBOR Margin and ABR Margin with respect to such outstanding C Term Loans and Extending Revolving Loans (or such Extending Revolving Loans which would be outstanding if any Extending Revolving Credit Commitments then in effect were drawn upon) shall be automatically adjusted to be equal to such effective spread over LIBO/Alternate Base Rate relating to such incremental C Term Loans (as so determined by the Administrative Agent as set forth above) less 25 basis points, (vii) the weighted average life to maturity of C Term Loans provided pursuant to any Incremental C Term Loan Commitment shall not be less than the weighted average life to maturity of the C Term Loans that are outstanding immediately prior to giving effect to the incurrence of such C Term Loans provided pursuant to such Incremental C Term Loan Commitment and the maturity of C Term Loans provided pursuant to any Incremental C Term Loan Commitment shall be on or after the C Term Loan Maturity Date, (viii) all C Term Loans provided pursuant to an Incremental C Term Loan Commitment may be deemed to be part of the same Tranche as the existing C Term Loans hereunder or part of a sub-Tranche of the C Term Loans hereunder and, in either case, such C Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Loan Documents and shall be secured by the relevant Security Documents, and guaranteed under each relevant Guarantee Agreement, on a pari passu basis with all other Obligations secured by each such Security Document and guaranteed under each such Guarantee Agreement and (ix) all actions taken by the Borrower pursuant to this Section 2.23 shall be done in coordination with the Administrative Agent. To the extent that C Term Loans provided pursuant to an

Incremental C Term Loan Commitment are deemed to be part of a sub-Tranche of C Term Loans hereunder, the Required Lenders hereby irrevocably authorize the Administrative Agent to enter into any amendments to the Loan Documents and any other documentation deemed necessary or desirable by the Administrative Agent to add such new sub-Tranche of C Term Loans to this Agreement and to include appropriately the Lenders holding the C Term Loans provided pursuant to such Incremental C Term Loan Commitment in any determination of the Required Lenders, Majority Lenders and Supermajority Lenders.

(b) At the time of the provision of Incremental C Term Loan Commitments pursuant to this Section 2.23, the Borrower, the Administrative Agent and each such Lender or other person which agrees to provide an Incremental C Term Loan Commitment (each, an “Incremental C Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental C Term Loan Commitment Agreement, with the effectiveness of such Incremental C Term Loan Lender’s Incremental C Term Loan Commitment to occur on the date set forth in such Incremental C Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (u) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent), (v) the Administrative Agent shall have received evidence reasonably satisfactory to it that the additional Obligations to be incurred pursuant to the Incremental C Term Loan Commitment shall constitute “Designated Senior Indebtedness” and “Senior Indebtedness” under the Senior Subordinated Note Documents, (w) the Administrative Agent shall have received evidence reasonably satisfactory to it that the additional Obligations to be incurred pursuant to the Incremental C Term Loan Commitments are permitted by the terms of the outstanding Indebtedness of Holdings, the Borrower, the Co-Borrower and their respective Subsidiaries including, without limitation, the Second-Lien Credit Documents, the Senior Note Documents and the Senior Subordinated Note Documents, (x) all Incremental Commitment Request Requirements are satisfied, (y) all other conditions set forth in this Section 2.23 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental C Term Loan Commitment Agreement shall have been satisfied. Additionally, by the date of effectiveness of any Incremental C Term Loan Lender’s Incremental C Term Loan Commitment as set forth in an Incremental C Term Loan Commitment Agreement (or, in the case of the mortgage amendments and related title insurance policy endorsements, in each case, referred to below, such later date as may be otherwise agreed by the Collateral Agent), the Borrower shall have delivered to the Collateral Agent, or caused to be delivered to the Collateral Agent, (i) fully executed counterparts of amendments, in form and substance reasonably satisfactory to the Administrative Agent, to each of the Mortgages covering the Mortgaged Properties, together with evidence that counterparts of each such amendment have been delivered to the title company insuring the Lien on the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable perfected mortgage lien superior to and prior to the rights of all third parties (except Liens under Section 6.02) and subject to no other Liens except as are permitted by Section 6.02 on the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Parties securing all of the Obligations; (ii) to the extent reasonably required by the Collateral Agent, the

Administrative Agent or the Required Lenders, endorsements to each lender’s title insurance policy required pursuant to Section 4.02(h)(iii) reasonably satisfactory to the Collateral Agent, insuring the Collateral Agent that each Mortgage is a valid and enforceable first priority mortgage lien on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances; (iii) flood certificates covering each Mortgaged Property, in form and substance acceptable to the Collateral Agent, certified to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map; and (iv) to the extent requested by the Administrative Agent, an opinion or opinions of counsel to the Borrower covering matters incidental to such Incremental C Term Loan Commitment and related Incremental C Term Loan Commitment Agreement as shall be reasonably determined by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental C Term Loan Commitment Agreement, and at such time, (i) the C Term Loans to be made pursuant to the respective Incremental C Term Loan Commitment Agreements shall be permitted to be made in accordance with the terms of this Agreement and the respective Incremental C Term Loan Commitment Agreements, (ii) Schedule 2.01 shall be deemed modified to reflect the revised C Term Loan Commitments of the affected Lenders and (iii) to the extent requested by any Incremental C Term Loan Lender, Notes will be issued at the Borrower’s expense, to such Incremental C Term Loan Lender in accordance with Section 2.04(e) to the extent needed to reflect the additional C Term Loans made by such Incremental C Term Loan Lender.

(c) All C Term Loans made after the Fourth Amendment Effective Date pursuant to the provisions of this Section 2.23 (and the respective Incremental Term Loan Commitment Agreements) shall be proportionally added to, and thereafter shall form part of, all then outstanding Borrowings of C Term Loans (with the effect being that all Lenders of C Term Loans, including the Lenders of C Term Loans then being made pursuant to this Section 2.23, shall have a percentage interest in each then outstanding Borrowing of C Term Loans which is the same as the percentage its aggregate outstanding principal of C Term Loans bears to the aggregate principal amount of all then outstanding C Term Loans of all Lenders). To the extent the provisions of this clause (c) require that Lenders make new C Term Loans which are added to (and deemed to form a part of) the then outstanding Borrowings of C Term Loans maintained as Eurodollar Loans, it is acknowledged that the effect thereof may result in such new C Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans and which will end on the last day of such Interest Period). In connection therewith, the Borrower may agree, in the respective Incremental C Term Loan Commitment Agreement, to compensate the Lenders making the new C Term Loans for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by such Borrower and the respective Lender or Lenders.”

64. Section 5.17. of the Credit Agreement is hereby amended to read in its entirety as follows:

“SECTION 5.17. Fourth Amendment Mortgage Amendments. Within 60 days following the Fourth Amendment Effective Date (unless otherwise agreed by the Collateral Agent), if and to the extent required by the Collateral Agent, the Borrower shall have delivered to the Collateral Agent, or caused to be delivered to the Collateral Agent, fully executed counterparts of amendments (the “Fourth Amendment Mortgage Amendments”), in form and substance reasonably satisfactory to the Administrative Agent, to each of the Mortgages covering the Mortgaged Properties, together with evidence that counterparts of each of the Fourth Amendment Mortgage Amendments have been delivered to the title company insuring the Lien on the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable perfected mortgage lien superior to and prior to the rights of all third parties (except Liens under Section 6.02) and subject to no other Liens except as are permitted by Section 6.02 on the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Parties securing all of the Obligations.”

65. Section 6.01(b) of the Credit Agreement is hereby restated in its entirety as follows:

“(b) Indebtedness created hereunder and under the other Loan Documents or any Permitted Refinancing Indebtedness in respect of the B Term Loans that are outstanding on the Fourth Amendment Effective Date after giving effect to the conversions and repayments thereof pursuant to Section 2.01(e) (or in respect of Permitted Refinancing Indebtedness previously incurred pursuant to this sub-clause (b));”.

66. Section 6.02(y) of the Credit Agreement is hereby restated in its entirety as follows:

“(y) Liens securing the Permitted Refinancing Indebtedness described in, and subject to compliance with, clause (viii) of the definition of Permitted Refinancing Indebtedness.”

67. Section 6.04(q) of the Credit Agreement is hereby amended by deleting the text “B Term Loans” appearing therein and inserting “Term Loans” in lieu thereof.

68. Section 6.09(b) of the Credit Agreement is hereby restated in its entirety as follows:

“(i) Make (or give any notice in respect thereof that cannot be revoked at the option of the Borrower) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before the date due for the purpose of paying when due), or any prepayment or redemption as a result of any asset sale, change of control, receipt of Net Proceeds, generation of excess cash flow, or any similar event of, any Senior Notes or any refinancing or successive refinancing thereof or the Senior Subordinated Notes or any refinancing or successive refinancing thereof, except, (x) in each case, with the proceeds of any Permitted Refinancing Indebtedness incurred pursuant to the relevant sub-clause of Section 6.01(p), (y) in the case of the Senior Notes only, with the proceeds of any C Term Loans incurred in accordance with Section 2.23(a)(iv) or (z) in the case of the Senior Notes only, if at the time of such payment, prepayment, redemption or acquisition for value and after giving effect thereto, no Default or Event of Default has occurred and is continuing, the Senior Secured Net Leverage Ratio on the last day of the Test Period most recently ended prior to the date of such payment, prepayment, redemption or acquisition for value, as the case may be, shall not exceed 3.75:1.00, with such calculation to be made on a Pro Forma Basis, as if the relevant repayment, prepayment, redemption or acquisition for value (as well as other repayments, prepayments, redemptions or acquisitions for value of the Senior Notes theretofore consummated) had occurred, prior to the end of such Test Period, and Minimum Liquidity is greater than $75,000,000 or (ii) amend or modify, or permit the amendment of modification of, any Senior Notes (or any refinancing or successive refinancing thereof) or the Senior Subordinated Notes (or any refinancing or successive refinancing thereof), or any agreement (including, without limitation any Senior Note Document or Senior Subordinated Notes Document) relating thereto, other than amendments or modifications which do not in any way adversely affect, in any material respect, the interest of the Lenders and which do not affect the subordination provisions thereof, if any.”

69. Section 6.12 of the Credit Agreement is hereby restated in its entirety as follows:

“SECTION 6.12. Senior Secured Net Leverage Ratio. Permit the Senior Secured Net Leverage Ratio to exceed (x) 5.50:1.00 on the last day of any fiscal quarter ending on or before December 31, 2011, (y) 5.25:1.00 on the last day of any fiscal quarter ending on or after January 1, 2012 and ending on or before December 31, 2012 and (z) 5.00:1.00 on the last day of any fiscal quarter ending on or after January 1, 2013.”

70. Section 8.01(a) of the Credit Agreement is hereby amended by inserting the text “, including, without limitation, any intercreditor arrangement to be entered into in accordance with clause (viii) of the definition of Permitted Refinancing Indebtedness” immediately following the text “the Security Documents” appearing therein.

71. Section 9.04(a) of the Credit Agreement is hereby amended by inserting the text “Extending” immediately prior to the text “Revolving Credit Maturity Date” appearing therein.

72. Section 9.04(b) of the Credit Agreement is hereby amended by (i) inserting the text “and/or C Term Loans” immediately following the text “and/or its outstanding B Term Loans” appearing in clause (x) thereof, (ii) inserting the text “and C Term Loans” immediately following the text “$1,000,000 in the case of B Term Loans” appearing in clause (y)(I)(i) thereof, (iii) inserting the text “and C Term Loans” immediately following the text “and outstanding principal amount of B Term Loans” appearing in clause (y)(II) thereof, (iv) inserting the text “or C Term Loans” immediately following the text “(and/or outstanding B Term Loans” appearing in the proviso at the end of the first sentence thereof, and (v) inserting the text Extending” immediately following the text “Revolving Credit Commitments appearing in clause (iv) thereof.

73. Section 9.05(a) of the Credit Agreement is hereby amended by inserting the following text immediately prior to the period appearing at the end of such Section:

“, or incurred by any Fronting Bank and the Swingline Lender in connection with the Back-Stop Arrangements entered into by such Persons”.

74. Exhibit D-1 and Exhibit D-2 to the Credit Agreement are hereby deleted in their entirety and new Exhibit D attached hereto is inserted in lieu thereof.

75. The pricing grid appearing at the top of Schedule A to the Credit Agreement is hereby restated in its entirety as follows:

Category Period	LIBOR Margin for Non- Extending Revolving Loans	LIBOR Margin for Extending Revolving Loans	LIBOR Margin for B Term Loans	LIBOR Margin for C Term Loans	ABR Margin for Non- Extending Revolving Loans	ABR Margin for Extending Revolving Loans	ABR Margin for B Term Loans	ABR Margin for C Term Loans
Category A Period	2.75%	4.25%	2.50%	4.25%	1.75%	3.25%	1.50%	3.25%
Category B Period	2.75%	4.25%	2.25%	4.25%	1.75%	3.25%	1.25%	3.25%
Category C Period	2.50%	4.25%	2.00%	4.25%	1.50%	3.25%	1.00%	3.25%

II.	Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this Fourth Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Fourth Amendment Effective Date after giving effect to this Fourth Amendment and the applicable transactions permitted (or required) hereunder as described in preceding Part I, and (ii) all of the representations and warranties contained in the Credit Agreement or the other Loan Documents are true and correct in all material respects on the Fourth Amendment Effective Date after giving effect to this Fourth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. Each Lender with outstanding B Term Loans immediately prior to the effectiveness of this Fourth Amendment may provide a C Term Loan Commitment (which may not exceed the amount of such Lender’s outstanding B Term Loans (immediately prior to the effectiveness of this Fourth Amendment)) by providing the Administrative Agent with a notice in form and substance satisfactory to the Administrative Agent by 5:00 P.M. (New York time) on May 19, 2009 (or such later date as may be determined by the Administrative Agent in its sole discretion). Notwithstanding the immediately preceding sentence, if the aggregate amount of C Term Loan Commitments provided pursuant to the immediately preceding sentence exceeds

$1,200,000,000, then C Term Loan Commitments provided by the Lenders shall be reduced and allocated as determined by the Administrative Agent, in consultation with the Borrower, so that the aggregate amount of C Term Loan Commitments equals $1,200,000,000. For the avoidance of doubt, if Lenders that are funds under common management provide C Term Loan Commitments that are reduced pursuant to the immediately preceding sentence, then such Lenders under common management may collectively determine how to allocate their C Term Loan Commitments by providing timely notice to the Administrative Agent (as reasonably determined by the Administrative Agent) prior to its posting of a revised Schedule 2.01 to the Credit Agreement to the Lenders via Intralinks; provided that no such Lender shall be allocated a C Term Loan Commitment that is in excess of such Lender’s outstanding B Term Loans (immediately prior to the effectiveness of this Fourth Amendment).

3. Each Lender with a Revolving Credit Commitment immediately prior to the effectiveness of this Fourth Amendment may provide an Extending Revolving Credit Commitment of up to 50% of such Lender’s Revolving Credit Commitment (as in effect immediately prior to the effectiveness of this Fourth Amendment) by providing the Administrative Agent with a notice in form and substance satisfactory to the Administrative Agent by 5:00 P.M. (New York time) on May 20, 2009 (or such later date as may be determined by the Administrative Agent in its sole discretion), which notice may take the form of Annex A attached hereto. If, after giving effect to the Extending Revolving Credit Commitments provided in accordance with the immediately preceding sentence, the Total Extending Revolving Credit Commitment is less than $125,000,000, then one or more Lenders may provide additional Extending Revolving Credit Commitments in a manner as separately agreed to by the Borrower, the Administrative Agent and such Lender or Lenders; provided that the Total Extending Revolving Credit Commitment shall not exceed $125,000,000.

4. On or prior to the Fourth Amendment Effective Date, the Administrative Agent will prepare, and provide to the Lenders via Intralinks, a revised Schedule 2.01 to the Credit Agreement that sets forth the Commitments of each Lender (i.e., the C Term Loan Commitments, the Extending Revolving Credit Commitments and the Non-Extending Revolving Credit Commitments) and showing the principal amount of B Term Loans of each Lender that shall remain outstanding after giving effect to this Fourth Amendment. The Lenders authorize and direct the Administrative Agent to prepare a revised Schedule 2.01 to the Credit Agreement in accordance with the requirements hereof and, on the Fourth Amendment Effective Date, such revised Schedule 2.01 to the Credit Agreement will supersede existing Schedule 2.01 to the Credit Agreement.

5. This Fourth Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

6. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered (including the facsimile or electronic transmission) shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

7. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN

ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8. This Fourth Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i) the Administrative Agent, the Borrower, each other Loan Party, the Required Lenders, each Extending Revolving Credit Lender and each Lender with a C Term Loan Commitment shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission or electronic mail) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Avery Salisbury (facsimile number: 212-354-8113; email: asalisbury@whitecase.com);

(ii) the Borrower shall have paid to each Lender which has an Extending Revolving Credit Commitment a non-refundable commitment fee equal to 1.50% of its Extending Revolving Credit Commitment, which fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter and shall be paid by the Borrower to the Administrative Agent for distribution to such Lenders on the Fourth Amendment Effective Date;

(iii) the Borrower shall repay all Swingline Loans (including accrued and unpaid interest thereon) that are outstanding immediately prior to giving effect to the Fourth Amendment;

(iv) the Borrower shall pay (x) to each Lender which has a Revolving Credit Commitment immediately prior to giving effect to the Fourth Amendment, all accrued and unpaid Commitment Fees and L/C Participation Fees and all accrued and unpaid interest on the Revolving Loans (whether or not otherwise due and payable) through the Fourth Amendment Effective Date, (y) to each Lender that has provided notice of the amount that it is entitled to receive pursuant to Section 2.15(c) no later than two (2) Business Days prior to the Fourth Amendment Effective Date (it being understood that the failure by any Lender to deliver such notice shall not extinguish such Lender’s right to indemnification under Section 2.15(c) of the Credit Agreement), any amounts owed to such Lender under Section 2.15(c) of the Credit Agreement as a result of the transactions contemplated by this Fourth Amendment, and (z) the respective Fronting Bank, all accrued and unpaid Facing Fees, which L/C Participation Fees and Facing Fees shall be paid by the Borrower to the Administrative Agent for distribution to such Lenders or the respective Fronting Bank, as the case may be, on the Fourth Amendment Effective Date;

(v) the Borrower shall have paid in full all fees, costs and expenses (including legal fees and expenses) then due and payable pursuant to the Credit Agreement that have been duly invoiced prior to the Fourth Amendment Effective Date;

(vi) there shall have been delivered to Administrative Agent copies of resolutions of the board of directors of Holdings, the Borrower and the Co-Borrower approving and authorizing the execution, delivery and performance of this Fourth Amendment and the Loan Documents as amended by this Fourth Amendment, certified as of the Fourth Amendment Effective Date by the corporate secretary or an assistant secretary of such Loan Party as being in full force and effect without modification or amendment;

(vii) the Administrative Agent shall have received from Simpson Thacher & Bartlett, special New York counsel to the Borrower, an opinion addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Fourth Amendment Effective Date, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent;

(viii) the Administrative Agent shall have received an officer’s certificate from a Responsible Officer of the Borrower reasonably satisfactory to the Administrative Agent evidencing compliance with the Senior Note Indenture and the Senior Subordinated Note Indenture; and

(ix) the Administrative Agent shall have prepared a revised Schedule 2.01 to the Credit Agreement in accordance with Part II, Section 4 of this Fourth Amendment and shall have posted such revised Schedule 2.01 to the Credit Agreement to the Lenders via Intralinks.

9. By executing and delivering a copy hereof, each Loan Party hereby acknowledges that all Loans (as defined after giving effect to the Fourth Amendment) shall continue to be fully guaranteed pursuant to the Guarantee Agreements in accordance with the terms and provisions thereof and shall continue to be secured in accordance with the terms and provisions of the Security Documents.

10. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fourth Amendment as of the date first above written.

GRAHAM PACKAGING COMPANY, L.P.
	By:	GPC Opco GP LLC, its
general partner

By:		/s/ Mark S. Burgess
Name:		Mark S. Burgess
Title:		Chief Executive Officer

GRAHAM PACKAGING HOLDINGS COMPANY
	By:	BCP/Graham Holdings L.L.C., its
general partner

By:		/s/ Mark S. Burgess
Name:		Mark S. Burgess
Title:		Vice President, Finance and Administration

GPC CAPITAL CORP. I

By:		/s/ Mark S. Burgess
Name:		Mark S. Burgess
Title:		President, Treasurer and Assistant Secretary

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as Administrative Agent

By:		/s/ Evelyn Thierry
Name:		Evelyn Thierry
Title:		Vice President

By:		/s/ Erin Morrissey
Name:		Erin Morrissey
Title:		Vice President

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG GRAHAM PACKAGING HOLDINGS COMPANY, GRAHAM PACKAGING COMPANY, L.P., GPC CAPITAL CORP. I, THE LENDERS FROM TIME TO TIME PARTY TO THE CREDIT AGREEMENT, AND DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

[Lender]

By:	[Authorized Signatory]
Name:
Title:

Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Fourth Amendment, hereby acknowledges the entering into of the Fourth Amendment and acknowledges to the provisions thereof (including, without limitation, Part II, Section 9 thereof).

GPC CAPITAL CORP. I
GRAHAM PACKAGING POLAND, L.P.
By:	GPC Sub GP LLC, its general partner
GRAHAM RECYCLING COMPANY, L.P.
By:	GPC Sub GP LLC, its general partner
GRAHAM PACKAGING FRANCE PARTNERS
By:	Graham Packaging Company, L.P., its general partner
	By:	GPC Opco GP LLC, its general partner
GRAHAM PACKAGING LATIN AMERICA, LLC
GPC SUB GP LLC
GRAHAM PACKAGING WEST JORDAN, LLC
GRAHAM PACKAGING ACQUISITION CORP.
GRAHAM PACKAGING PLASTIC PRODUCTS INC.
GRAHAM PACKAGING PET TECHNOLOGIES INC.
GRAHAM PACKAGING LEASING USA INC.
GRAHAM PACKAGING CONTROLLERS USA, INC.
GRAHAM PACKAGING COMERC USA INC.
GRAHAM PACKAGING REGIOPLAST STS INC.
GRAHAM PACKAGING TECHNOLOGICAL SPECIALTIES INC.
GRAHAM PACKAGING INTERNATIONAL
PLASTIC PRODUCTS INC.

on behalf of each of the above Subsidiary Guarantors

By:	/s/ Mark S. Burgess
Name:	Mark S. Burgess
Title:	Chief Executive Officer

Exhibit D to

Credit Agreement

[FORM OF INCREMENTAL C TERM LOAN COMMITMENT AGREEMENT]

Annex A

Deutsche Bank AG Cayman Islands Branch

60 Wall Street, 2nd Floor

New York, New York 10005

Attention: Evelyn Thierry

Re: Graham Packaging

Ladies and Gentlemen:

Reference is made to (i) that Credit Agreement, dated as of October 7, 2004, (as amended, modified and/or supplemented to the date hereof, the “Credit Agreement”) among GRAHAM PACKAGING HOLDINGS COMPANY (“Holdings”), GRAHAM PACKAGING COMPANY, L.P. (the “Borrower”), GPC CAPITAL CORP. I (the “Co-Borrower”), the Lenders party thereto from time to time, DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent for the Lenders, and the other Agents party thereto and (ii) the proposed Fourth Amendment to Credit Agreement (the “Fourth Amendment”), to be entered by Holdings, the Borrower, the Co-Borrower, the Lenders and the Administrative Agent. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement or the Fourth Amendment, as the case may be.

We are pleased to provide an Extending Revolving Credit Commitment in a principal amount equal to $                     (i.e.,         % of our Revolving Credit Commitment (as in effect immediately prior to giving effect to the Fourth Amendment)).

THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

NAME OF INSTITUTION:

By:
Name:
Title: